UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 30, 2014

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6948 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 30, 2014, SPX Corporation (the “Company”) issued the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.

The press release incorporated by reference into this Item 2.02 contains disclosure regarding free cash flow used in continuing operations and adjusted free cash flow from (used in) continuing operations.  Free cash flow used in continuing operations is defined as net cash used in continuing operations, less capital expenditures of continuing operations.  Adjusted free cash flow from (used in) continuing operations is free cash flow used in continuing operations excluding (i) taxes paid on the gain on the sale of our interest in the EGS Electrical Group, LLC and Subsidiaries (“EGS”) joint venture, as well as on the sale of our Thermal Product Solutions business and (ii) a discretionary pension contribution.  The Company’s management believes that each of free cash flow used in continuing operations and adjusted free cash flow from (used in) continuing operations is useful for investors in evaluating the cash flow performance of multi-industrial companies, since (i) both of these measures provide insight into the cash flow available to fund such things as equity repurchases, dividends, mandatory and discretionary debt reduction, and acquisitions or other strategic investments, and (ii) adjusted free cash flow from (used in) continuing operations excludes certain non-recurring cash flow transactions that the Company believes are not reflective of its on-going cash flow performance, allowing for a better period-to-period comparison of cash flow performance. In addition, although the use of these measures is limited by the fact that the measures can exclude certain cash items that are within management’s discretion, these measures are a factor used by the Company’s management in internal evaluations of the overall performance of its business.  Neither of free cash flow used in continuing operations or adjusted free cash flow from (used in) continuing operations is a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”). These measures should not be considered a substitute for net cash flow from (used in) continuing operations as determined in accordance with GAAP, but rather should be used in combination with cash flows from operating activities as determined in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

The press release also contains disclosure regarding organic revenue growth (decline), which is defined as revenue growth (decline) excluding the effects of foreign currency fluctuations and acquisitions.  The Company’s management believes that this metric is a useful financial measure for investors in evaluating its operating performance for the periods presented because excluding the effect of currency fluctuations and acquisitions, when read in conjunction with the Company’s revenues, presents a useful tool to evaluate the Company’s ongoing operations and provides investors with a tool they can use to evaluate the Company’s management of assets held from period to period.  In addition, organic revenue growth (decline) is one of the factors the Company’s management uses in internal evaluations of the overall performance of its business. This metric, however, is not a measure of financial performance in accordance with GAAP and should not be considered a substitute for revenue growth (decline) as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

Refer to the tables included in the press release for the components of the Company’s free cash flow used in continuing operations, adjusted free cash flow from (used in) continuing operations, and organic revenue growth (decline) and for the reconciliations from their respective comparable GAAP measures. The inability to predict the amount and timing of future adjustments makes a reconciliation of 2014 adjusted diluted net income per share from continuing operations impracticable.

The information in this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01.             Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued July 30, 2014, furnished solely pursuant to Item 2.02 of Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: July 30, 2014	By:	/s/ Jeremy W. Smeltser
Jeremy W. Smeltser
Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued July 30, 2014, furnished solely pursuant to Item 2.02 of Form 8-K.